Q2 FISCAL 2019 Letter to Shareholders August 12, 2019 1

Q2 Fiscal 2019 Highlights

- Achieved 271 acceptances, a 49.7% year-over-year increase.
- Posted $233.8 million of revenue, a gross margin of 17.8% and a net loss of $62.2 million. Excluding stock-based compensation, we achieved 22.3% gross margin and $21.9 million of adjusted EBITDA.
- We augmented our leadership team by appointing former Signify (previously Phillips Lighting) and Cisco executive, Chris White as Executive Vice President and Chief Sales Officer.
- We announced an investment by Duke Energy One, a subsidiary of Duke Energy, for 37 megawatts of US Commercial and Industrial Bloom Energy Server projects valued at approximately $250 million.
- We announced a new technical capability for our Energy Servers to operate using hydrogen as a fuel source. The news further extends the fuel flexibility we offer our customers, and thereby adds additional paths for generating on-site, always-on electric power with low or no emissions.

Q2 Fiscal 2019 Key Results

Total Acceptances (100 kW units)

271 systems



622
809
181
235
271
FY'17
FY'18
Q2'18
Q1'19
Q2'19

Revenue ($M)

$233.8M



$376.0
$742.0
$168.9
$200.7
$233.8
FY'17
FY'18
Q2'18
Q1'19
Q2'19

GAAP Gross Margin

17.8%



-4.8%
15.8%
19.4%
7.8%
17.8%
FY'17
FY'18
Q2'18
Q1'19
Q2'19

Non GAAP Gross Margin (excluding SBC)

22.3%



-2.7%
21.4%
20.6%
15.0%
22.3%
FY'17
FY'18
Q2'18
Q1'19
Q2'19

"We are pleased to have delivered a record Q2 for acceptances, which exceeded analyst expectations. Our positive momentum was enabled by the continued success of our diversification strategy, and by greater predictability in our installs. We also made substantial progress against our cost reduction goals, delivering both sequential and year-over-year reductions in our cost of product accepted."

KR Sridhar, Founder, Chairman and CEO, Bloom Energy

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Dear Shareholder, During our second fiscal quarter, which ended June 30, 2019, Bloom Energy continued to deliver strong same quarter year-over-year acceptance and revenue growth, characterized by a diversity of customers, industries and international business. We also continued to proliferate our relationships with customer financing partners, expanded our ability to provide zero carbon baseload power generation solutions, as well as added a seasoned sales executive to lead our outbound sales efforts. This quarter, we achieved 271 acceptances, a 49.7% year-over-year increase and a record Q2 for the company, and slightly above the midpoint of our estimates. Revenue for the quarter was $233.8 million, up 38.4% year-over-year, yielding a net loss of $62.2 million (including $51.2 million of stock- based compensation) and adjusted EBITDA of $21.9 million. Q2 Fiscal 2019 Business Highlights Data Center and Health Care Lead Sectors with Strongest Acceptance Momentum We delivered another strong quarter with a diversity of acceptances across industry sectors and international markets. Our momentum in core health care, retail and data center sectors continued, and we saw new acceptances in the tech, telecommunications, utility, food and beverage, media, hospitality and education sectors. Notable new customers of Bloom Energy Servers this quarter include Bloom Energy Servers were deployed at The Agilent Technologies, the global leader in life sciences, diagnostics, and applied chemical markets, and Altice USA, one of the largest Alhambra, a mixed-use health-and-wellness broadband communications and video services operators in the U.S. community in Los Angeles during Q2 We also deployed the latest generation of our Energy Servers at The Alhambra, a LEED Gold certified, mixed-use health-and-wellness- focused community that is home to the County of Los Angeles. New Strategic Alliance with Duke Energy Underscores Confidence in Bloom Energy Servers This quarter, we were pleased to announce a subsidiary of Duke Energy, one of the largest electric power holding companies in the U.S., made a $250 million investment in our technology. Duke Energy One will acquire approximately 37 megawatts of Bloom Energy Server projects through a power purchase agreement 3 mechanism as it seeks to serve commercial and industrial customers’ evolving energy needs behind the meter. Duke recognizes that commercial and industrial customers increasingly need power that is reliable, resilient and affordable, and its investment is a significant validation of the Bloom Energy Server value proposition. Duke Energy One has already secured long-term power purchase agreements with creditworthy customers primarily located in California, Connecticut, Maryland and New York. Duke and Bloom Energy will deploy the servers at more than 30 sites across a portfolio of customers during the next 18 months, including hospitals, technology companies, data centers and universities. Bloom Energy Continues on Path to Zero Emissions with New Capability to Run on Hydrogen During the quarter, we announced a new capability for Bloom Energy Servers to operate using pure hydrogen, or a blend of hydrogen and natural gas, as fuel. The announcement sets up a symbiotic relationship between wind and solar power, and fuel cells powered by hydrogen produced with excess renewables. Today, excess renewable power is typically curtailed. This impacts project economics, and makes new wind and solar deployments less attractive to investors. Instead of curtailing wind and solar power, excess renewables can be used to produce hydrogen from water via electrolysis. Renewable Bloom Energy announced the capability to hydrogen can be stored indefinitely where it is produced, or in large use hydrogen as fuel in Q2, a solution that storage and pipeline networks like the natural gas system. Bloom Energy Servers can use the hydrogen to deliver baseload electric could complement wind and solar power power 24 hours per day, 365 days per year, providing the perfect deployments. always-on companion to intermittent wind and solar power. More than 200 water electrolysis projects have come online since 2000 with many more larger electrolysis projects announced in the US and Europe. Bloom Energy anticipates early demand for hydrogen- powered fuel cells in Asia, where hydrogen production and utilization are being most actively developed. Global Energy Leaders Convene at 5th Annual ASPIRE Forum Hosted by Bloom Energy In May, more than 300 executive, political, industry and regulatory leaders gathered in California for the ASPIRE Forum, an energy and sustainability thought leadership event convened by Bloom Energy and Morgan Stanley. We created the ASPIRE Forum to facilitate intelligent dialogues about the solutions, practices and policies 4 required to comprehensively address the causes and consequences of climate change.

This year's event, our fifth, featured keynote speakers including Laszlo Varro, Chief Economist of the International Energy Agency, Neil Chatterjee, Chairman of the Federal Energy Regulatory Commission, Charlie Baker, Governor of Massachusetts, Stacey Cunningham, President of the New York Stock Exchange and California Lieutenant Governor Eleni Kounalakis.


ASPIRE Forum 2019

FERC Chairman Neil Chatterjee and IEA Chief Economist Laszlo Varro at ASPIRE Forum 2019 with Fareed Zakaria of CNN.

ASPIRE Forum is a key moment in our marketing calendar and we were delighted to welcome many customers and many potential future customers to the event.

New Global Sales Leader Appointment Further Strengthens Leadership Team

Finally, we are pleased to report another high caliber executive appointment. Chris White has joined Bloom Energy as executive vice president and chief sales officer.



Chris White has joined Bloom Energy as EVP and Chief Sales Officer

Chris has more than 25 years experience leading industry and market transformations. He most recently served as CEO of the Americas at Signify (formerly Philips Lighting). Before joining Signify, Chris had an impressive 20-year tenure at Cisco. His accomplishments at the IT and communications company include building a $1 billion Internet of Things business in three years. He also grew Cisco's sports and entertainment technology business from a $20 million start-up to a $500 million business in less than five years.

Chris succeeds Bill Thayer, who has been Bloom's U.S. sales leader since 2005. Bill retired from his role during Q2. We are tremendously grateful for all that he contributed to our company over the past 14 years!

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Q2 Fiscal 2019 Financial Highlights

	Q2'19	Q1'19	Q2'18
Acceptances (100 kW)	271	235	181
Revenue ($M)	$233.8	$200.7	$168.9
GAAP Gross Margin (%)	17.8%	7.8%	19.4%
Gross Margin Excluding SBC (%)	22.3%	15.0%	20.6%
GAAP Net Loss ($M)	($62.2)	($84.4)	($45.7)
Adjusted EBITDA ($M)	$21.9	$2.1	$12.5
GAAP Net Loss per Share ($)	($0.55)	($0.76)	($4.34)
Adjusted Net Loss per Share ($)	($0.13)	($0.22)	($0.27)

Total Acceptances

We achieved 271 acceptances in Q2 of FY19, or 27.1 megawatts, a 49.7% increase year-over-year.

Generally, an acceptance occurs when the system is turned on and producing full power. For orders where one of our international partners performs the installation, our acceptance criteria is different. Those acceptances are generally achieved when the systems are shipped to our partner. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue.

The 271 acceptances represented ten different end customers, across eight industries and two countries.

Revenue

We achieved $233.8 million of revenue in Q2 of FY19 compared to $168.9 million in Q2 of FY18, an increase of 38.4% year-over-year and up 16.5% sequentially relative to Q1 of FY19.


GF+

Bloom Energy Servers deployed at a California manufacturer

Note that relative to our Q2 of FY19 estimates that we provided last quarter, there was a change related to the PPA II upgrade project that we announced during the quarter. Our Q2 of FY19 estimates netted certain expenses associated with the upgrade against the proceeds received. The Q2 of FY19 actual results recognize incremental revenue and expenses on our profit and loss statement. So that you can understand the impact of the difference between our Q2 of FY19 stimates and our Q2 of FY19 actual results, we have provided a table in the "Summary Non-GAAP Financial Information" section on page 10 of this letter. This table bridges our actual results to a normalized or "adjusted actuals" that aligns with the methodology of the estimates that we provided last quarter.

On an adjusted actuals basis, removing the impact of the $40.6 million of revenue associated with the difference as outlined on page 10, we achieved $193.2 million of revenue, which is an increase of

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14.4% year-over-year, but down 3.8% sequentially due to a mix of lower ASPs associated with our international acceptances, where we don’t achieve installation revenue and from the PPA II upgrade, where we achieved minimal installation revenue. Gross Profit and Gross Margin Gross profit was $41.7 million in Q2 of FY19, yielding a gross margin of 17.8% compared to $32.8 million in Q2 of FY18, with a gross margin of 19.4%. While absolute gross profit increased on higher acceptance volume, gross margin declined primarily driven by an increase in stock based compensation related to shares issued in conjunction with our IPO in July of FY18. Excluding stock-based compensation, gross profit for Q2 of FY19 was $52.1 million, which represented gross margin of 22.3%. Gross margin was up sequentially by 7.3 percentage points relative to Q1 of FY19, generally driven by a 15.3% increase in volume, as well as typical quarter-to-quarter mix of profitability in acceptances. Compared to Q2 of FY18 and removing stock based compensation, gross profit was up by $17.3 million, and gross margin was up by 1.7 percentage points. Both metrics were driven primarily by larger acceptance volumes and changes in mix of acceptances in Q2 of FY19 compared Bloom Energy Servers deployed at utility scale to Q2 of FY18. On an adjusted actuals basis and normalized to how we provided the estimates, non-GAAP gross profit was $45.1 million, up $10.4 million, and gross margin was 23.4%, up by 2.8 percentage points, again driven primarily by larger acceptance volumes and changes in mix of acceptances in Q2 of FY19 compared to Q2 of FY18. Operating Expenses Operating expenses for Q2 of FY19 were $91.8 million, which included an increase in year-over-year stock-based compensation related to our IPO, investments in people and materials to support our next generation Energy Server development, new product application development, investments in our demand generation functions to support increased growth and investments in G&A to support public company readiness. Additionally, we incurred a one-time expense associated with the PPA II upgrade. Excluding stock-based compensation, Q2 of FY19 operating expenses were $51.0 million, which were up $12.1 million sequentially from Q1 of FY19 and increased $18.8 million year-over-year, or 58.4%. Q2 of 7

FY19 operating expenses included $5.9 million of one time charges associated with the PPA II upgrade. On an adjusted basis, removing the impact of these one-time charges, operating expenses were up $6.1 million sequentially from Q1 of FY19 and increased $12.8 million year-over-year. As a percent of total revenue, our operating expenses, again excluding stock-based compensation, increased 2.7 percentage points from 19.1% of revenue in Q2 of FY18 to 21.8% of revenue in Q2 of FY19. Net Loss and Adjusted EBITDA Net loss for Q2 of FY19 was $62.2 million. The results for Q2 of FY19 included $51.2 million of stock-based compensation expenses related to stock grants issued at the time of our IPO. The change from our Q2 of FY19 estimates to the Q2 of FY19 actuals for the PPA II upgrade had no impact to our net loss or EPS. Adjusted EBITDA for Q2 of FY19 was $21.9 million. When compared to Q2 of FY18 adjusted EBITDA, which was $12.5 million, Q2 of FY19’s adjusted EBITDA increased $9.4 million. Adjusting for the change from our Q2 of FY19 estimates for the PPA II upgrade, adjusted EBITDA was $12.8 million. Free Cash Flow Our cash position, including restricted cash, increased sequentially by $1.2 million in Q2 of FY19. We calculate free cash flow as cash flow from operations less capital expenditures. For Q2 of FY19, we achieved free cash flow of $108.9 million. Included in this amount are proceeds that were used to pay down debt and equity with our PPA II upgrade project. 8

Estimates Our outlook for key metrics for Q3 of FY19: Q3 FY19 Acceptances (100 kW units) 280 to 310 Average Sales Price (dollars-per-kilowatt) $6,300 to $6,600 Total Installed System Cost (dollars-per-kilowatt) $4,125 to $4,425 This outlook is subject to a number of risks and uncertainties and actual results may differ materially due to a variety of factors, as more clearly outlined in the “Forward-Looking Statements” section of this letter. Summary Q2 was characterized by continued execution of our current business plan of growth and cost reduction, but with an eye toward the future. We announced another world-class strategic financing partner with Duke Energy One. Additionally, we introduced our hydrogen powered fuel cell solution that can become a key part of a zero carbon-based distributed energy solution. Finally, we also delivered financial results in line with expectations. With the tailwinds that we see in the current marketplace and the ever- growing need for reliable, always-on power, we are excited for the rest of FY19, as we continue on our mission to deliver clean, reliable and affordable energy to everyone in the world. Sincerely, KR Sridhar, Founder, Chairman and Chief Executive Officer Randy Furr, Chief Financial Officer 9

Bloom Energy
Summary GAAP Profit and Loss Statements

($000)	Q2'19	Q1'19	Q2'18
Revenue	233,782	200,707	168,881
Cost of Revenue	192,109	184,952	136,110
Gross Profit	**41,673**	**15,755**	**32,771**
Gross Margin	***17.8%***	***7.8%***	***19.4%***
Operating Expenses	91,793	88,396	38,026
Operating Income	**(50,120)**	**(72,641)**	**(5,255)**
Operating Margin	***(21.4%)***	***(36.2%)***	***(3.1%)***
Non-operating Expenses[1]	12,096	11,800	40,422
Net Loss	**(62,216)**	**(84,441)**	**(45,677)**

1. Non-Operating Expenses and tax provision and non-controlling interest

Bloom Energy
Summary Non-GAAP Financial Information

Excluding Stock Based Compensation ($000)	Q2'19	Q1'19	Q2'18
Revenue	233,782	200,707	168,881
Cost of Revenue	181,718	170,580	134,139
Gross Profit (Loss)	**52,064**	**30,127**	**34,742**
Gross Margin	***22.3%***	***15.0%***	***20.6%***
Operating Expenses	50,967	38,886	32,179
Operating Income	**1,097**	**(8,759)**	**2,563**
Operating Margin	***0.5%***	***(4.4%)***	***1.5%***
Non-operating Expenses	12,096	11,800	40,422
Net (Loss)	(10,999)	(20,559)	(37,859)
Adjusted EBITDA	**21,883**	**2,106**	**12,467**

PPA II Upgrade Methodology Bridge ($000)	Q2'19 Excluding SBC	PPA II Upgrade Adjustments to Normalize with Q2'19 Estimates	Q2'19 Excluding SBC Normalized with Q2'19 Estimates
Revenue	233,782	(40,611)	193,171
Cost of Revenue	181,718	(33,694)	148,024
Gross Profit (Loss)	**52,064**		**45,147**
Gross Margin	***22.3%***		***23.4%***
Operating Expenses	50,967	(5,934)	45,033
Operating Income	**1,097**		**114**
Operating Margin	***0.5%***		***0.1%***
Non-operating Expenses	12,096	(983)	11,113
Net (Loss)	(10,999)		(10,999)
Adjusted EBITDA	**21,883**	**(9,064)**	**12,819**

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Stock-Based Compensation Bridge ($000)	Q2'19	Q1'19	Q2'18
Gross Profit (Loss)	41,673	15,755	32,771
Stock-based compensation-Cost of Revenue	10,391	14,372	1,971
Gross Profit – excluding SBC	**52,064**	**30,127**	**34,742**
Operating Expenses	91,793	88,396	38,026
Stock-based compensation-Operating Expenses	40,826	49,510	5,847
Operating Expenses - excluding SBC	**50,967**	**38,886**	**32,179**

Q2'19 Non GAAP Financial Information $'000	Upfront	Ongoing				Total
	Product + Install	Service	Product + Install	Electricity	Total Ongoing	Q2'19
Acceptances (100kW)	271		0			271
Revenue	195,191	23,659	1,993	12,939	38,591	233,782
Cost of Revenue	142,921	18,384	1,971	18,442	38,797	181,718
Gross Profit	**52,270**	**5,275**	**22**	**(5,503)**	**(206)**	**52,064**
Opex						50,967
Operating Income						**1,097**

Product & Install Unit Economics ($/kW)	Q2'19	Q2'19 Normalized with Q2'19 Estimates	Q1'19	Q2'18
ASP	7,203	5,704	6,870	7,093
TISC[1]	5,274	4,329	5,658	5,607
Profit (Loss)	**1,929**	**1,375**	**1,212**	**1,486**

1. Total installed system cost is a cost metric to approximate the product and install cost of goods sold on a per kilowatt basis

Working Capital Metrics	Q2'19	Q1'19	Q2'18
Days of Sales	24	38	26
Days of Inventory	73	70	85
Days of Payables	37	35	35

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Bloom Energy Servers have been deployed at approximately 600 locations across diverse industries in four countries. 12

Bloom Energy Condensed Consolidated Balance Sheet (unaudited) (in thousands) June 30, December 31, 2019 2018 Assets Current assets: Cash and cash equivalents $ 308,009 $ 220,728 Restricted cash 23,706 28,657 Short-term investments — 104,350 Accounts receivable 38,296 84,887 Inventories 104,934 132,476 Deferred cost of revenue 86,434 62,147 Customer financing receivable 5,817 5,594 Prepaid expense and other current assets 25,088 33,742 Total current assets 592,284 672,581 Property, plant and equipment, net 406,610 481,414 Customer financing receivable, non-current 64,146 67,082 Restricted cash, non-current 39,351 31,100 Deferred cost of revenue, non-current 59,213 102,699 Other long-term assets 60,975 34,792 Total assets $ 1,222,579 $ 1,389,668 Liabilities, Redeemable Noncontrolling Interest, Stockholders’ Deficit and Noncontrolling Interests Current liabilities: Accounts payable $ 61,427 $ 66,889 Accrued warranty 12,393 19,236 Accrued other current liabilities 109,722 69,535 Deferred revenue and customer deposits 129,321 94,158 Current portion of recourse debt 15,681 8,686 Current portion of non-recourse debt 7,654 18,962 Current portion of non-recourse debt from related parties 2,889 2,200 Total current liabilities 339,087 279,666 Derivative liabilities, net of current portion 13,079 10,128 Deferred revenue and customer deposits, net of current portion 181,221 241,794 Long-term portion of recourse debt 362,424 360,339 Long-term portion of non-recourse debt 219,182 289,241 Long-term portion of recourse debt from related parties 27,734 27,734 Long-term portion of non-recourse debt from related parties 32,643 34,119 Other long-term liabilities 58,417 55,937 Total liabilities 1,233,787 1,298,958 Redeemable noncontrolling interest 505 57,261 Stockholders’ deficit (115,785) (91,661) Noncontrolling interest 104,072 125,110 Total liabilities, redeemable noncontrolling interest, stockholders' deficit and noncontrolling interest $ 1,222,579 $ 1,389,668 13

Bloom Energy Condensed Consolidated Statement of Operations (unaudited) (in thousands, except per share data) Three Months Ended June 30, 2019 June 30, 2018 Revenue: Product $ 179,899 $ 108,654 Installation 17,285 26,245 Service 23,659 19,975 Electricity 12,939 14,007 Total revenue 233,782 168,881 Cost of revenue: Product 131,952 70,802 Installation 22,116 37,099 Service 19,599 19,260 Electricity 18,442 8,949 Total cost of revenue 192,109 136,110 Gross profit 41,673 32,771 Operating expenses: Research and development 29,772 14,413 Sales and marketing 18,359 8,254 General and administrative 43,662 15,359 Total operating expenses 91,793 38,026 Gain (loss) from operations (50,120) (5,255) Interest income 1,700 444 Interest expense (16,725) (22,525) Interest expense to related parties (1,606) (2,672) Other income (expense), net (222) (855) Loss on revaluation of warrant liabilities and embedded derivatives — (19,198) Net loss before income taxes (66,973) (50,061) Income tax provision 258 128 Net loss (67,231) (50,189) Net loss attributable to noncontrolling interests and redeemable noncontrolling interests (5,015) (4,512) Net loss attributable to Class A and Class B common stockholders $ (62,216) $ (45,677) Net loss per share attributable to Class A and Class B common stockholders, basic and diluted $ (0.55) $ (4.34) Weighted average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted 113,622 10,536 14

Bloom Energy Condensed Consolidated Statement of Cash Flows (unaudited) (in thousands) Six Months Ended June 30, 2019 June 30, 2018 Cash flows from operating activities: Net loss $ (155,504) $ (72,537) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and Amortization 31,023 21,554 Write-off of property, plant and equipment, net 2,704 661 Write-off of PPA II decommissioned assets 25,613 — Debt make-whole penalty 5,934 — Revaluation of derivative contracts 555 28,611 Stock-based compensation 115,100 15,773 Loss on long-term REC purchase contract 60 100 Revaluation of stock warrants — (7,456) Revaluation of preferred stock warrants — (166) Amortization of debt issuance cost 11,255 14,420 Changes in operating assets and liabilities: Accounts receivable 46,591 (6,486) Inventories 27,542 (46,172) Deferred cost of revenue 19,198 48,760 Customer financing receivable and other 2,713 2,439 Prepaid expenses and other current assets 8,477 4,544 Other long-term assets 1,028 15 Accounts payable (5,461) 5,217 Accrued warranty (6,843) (1,883) Accrued other current liabilities 7,213 (12,815) Deferred revenue and customer deposits (25,411) (31,817) Other long-term liabilities 3,419 18,652 Net cash provided by (used in) operating activities 115,206 (18,586) Cash flows from investing activities: Purchase of property, plant and equipment (18,882) (1,595) Payments for acquisition of intangible assets (970) — Purchase of marketable securities — (15,732) Proceeds from maturity of marketable securities 104,500 27,000 Net cash provided by investing activities 84,648 9,673 Cash flows from financing activities: Repayment of debt (83,997) (9,201) Repayment of debt to related parties (1,220) (627) Debt make-whole payment (5,934) — Payments to redeemable noncontrolling interests related to the PPA II decommissioning (18,690) — Distributions to noncontrolling and redeemable noncontrolling interests (7,753) (11,582) Proceeds from issuance of common stock 8,321 742 Payments of initial public offering issuance costs — (1,160) Net cash used in financing activities (109,273) (21,828) Net increase (decrease) in cash, cash equivalents, and restricted cash 90,581 (30,740) Cash, cash equivalents, and restricted cash: Beginning of period 280,484 180,612 End of period $ 371,065 $ 149,872 15

Bloom Energy
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (In Thousands)

Gross Margin to Gross Margin Excluding Stock Based Compensation

Gross margin excluding stock based compensation (SBC) is a supplemental measure of operating performance that does not represent and should not be considered an alternative to gross margin, as determined under GAAP. This measure removes the impact of stock based compensation. We believe that gross margin excluding stock based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin excluding stock based compensation to gross margin, the most directly comparable GAAP measure, and the computation of gross margin excluding stock based compensation are as follows:

	Q2'19	Q1'19	Q2'18
Revenue	**233,782**	**200,707**	**168,881**
Gross Profit	41,673	15,755	32,771
Gross Margin %	**17.8%**	**7.8%**	**19.4%**
Stock-based compensation (Cost of Revenue)	10,391	14,372	1,971
Gross Profit excluding SBC	52,064	30,127	34,742
Gross Margin excluding SBC %	**22.3%**	**15.0%**	**20.6%**

Operating Income to Operating Income Excluding Stock Based Compensation

Operating income excluding stock based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating income, as determined under GAAP. This measure removes the impact of stock based compensation. We believe that operating income excluding stock based compensation supplement the GAAP measure and enable us to more effectively evaluate our performance period-over-period. A reconciliation of operating income excluding stock based compensation to operating income, the most directly comparable GAAP measure, and the computation of operating income excluding stock based compensation are as follows:

	Q2'19	Q1'19	Q2'18
Operating Income	**(50,120)**	**(72,641)**	**(5,255)**
Stock-based compensation	51,217	63,882	7,818
Operating Income excluding SBC	**1,097**	**(8,759)**	**2,563**

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Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. This measure removes the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of warrants and derivatives, fair market value adjustment for the PPA derivatives, and stock based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q2'19	Q1'19	Q2'18
Net loss to Common Stockholders	(62,216)	(84,441)	(45,677)
Loss for non-controlling interests[1]	(5,015)	(3,832)	(4,512)
Loss (gain) on warrant & derivatives liabilities[2]	-	-	19,198
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	1,034	(406)	(803)
Stock-based compensation	51,217	63,882	7,818
Adjusted Net Loss	**(14,980)**	**(24,797)**	**(23,976)**
Adjusted net loss per share	**$ (0.13)**	**$ (0.22)**	**$ (0.27)**
Pro forma weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	114,543	112,751	87,270

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4. Includes adjustments to reflect assumed conversion of redeemable convertible preferred stock and convertible promissory notes

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q2'19	Q1'19	Q2'18
Net loss to Common Stockholders	**(62,216)**	**(84,441)**	**(45,677)**
Loss for non-controlling interests[1]	(5,015)	(3,832)	(4,512)
Loss (gain) on warrant & derivatives liabilities[2]	-	-	19,198
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	1,034	(406)	(803)
Stock-based compensation	51,217	63,882	7,818
Depreciation & Amortization	19,752	11,271	10,707
Provision (benefit) for Income Tax	258	208	128
Interest Expense / Other Misc	16,853	15,424	25,608
Adjusted EBITDA	**21,883**	**2,106**	**12,467**

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company)

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Safe Harbor Statement / Forward-Looking Statements This letter may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding our strategies, trends and expected expansion and estimates of future acceptances, Average Sales Price and Total Installed System Costs. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, the significant upfront costs of our Energy Servers, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market and other risks and uncertainties. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person (including any potential underwriter of our securities), assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law. These forward-looking statements should also be read in conjunction with the other cautionary statements that are included elsewhere in our public filings, including under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and subsequent filings with the SEC. These statements were made as of August 12, 2019, and reflect management’s views and expectations at that time. We disclaim any obligation to update or revise any forward-looking statements in this letter to reflect subsequent events, actual results or changes in our expectations. This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non- GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measure to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business. 18